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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Stock Option Plan of Celeritek, Inc. of our reports dated April 25, 1997, with respect to the consolidated financial statements of Celeritek, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


San Jose, California
May 7, 1998